Exhibit 3.1

חוק החברות, התשנ”ט - 1999

תקנון חברה

1.	שם החברה

בעברית: רי אוטומוטיב בע”מ

באנגלית: REE Automotive Ltd.

2.	מטרות החברה

לפי ס’ 32(1) לחוק- לעסוק בכל עיסוק חוקי.

3.	הון המניות הרשום של החברה

ההון הרשום של החברה הוא 210,000 ₪ המחולקים ל- (א) 13,936,366 מניות רגילות בעלות ערך נקוב 0.01 ₪ כל אחת, (ב) 1,401,827 מניות בכורה א' בעלות ערך נקוב 0.01 ₪ כל אחת, (ג) 290,128 מניות בכורה א'-1 בעלות ערך נקוב 0.01 ₪ (ד) 2,677,706 מניות בכורה ב' בעלות ערך נקוב 0.01 ₪ כל אחת, (ה) 231,014 מניות בכורה ב'-1 בעלות ערך נקוב 0.01 ₪ כל אחת, (ו) 1,602,959 מניות בכורה ג' בעלות ערך נקוב 0.01 ₪ כל אחת, (ז) 820,000 מניות בכורה ד' בעלות ערך נקוב 0.01 ₪ כל אחת, ו- (ח) 40,000 מניות בכורה ד'-1 בעלות ערך נקוב 0.01 ₪ כל אחת.

4.	אחריות מוגבלת

אחריותם של בעלי המניות מוגבלת לפירעון סכום הון המניות הבלתי נפרע שברשותם.

5.	חברה פרטית - הגבלות

א.	כל העברת מניות בחברה כפופה ומותנית כמפורט בתקנון זה.

ב.	אסור לחברה להציע מניות ו/או אגרות חוב לציבור.

ג.	מספר בעלי המניות לא יעלה על חמישים, מלבד עובדי החברה או מי שהיו עובדיה ובהיותם עובדיה ואף לאחר שהופסקה עבודתם הם מוסיפים להיות בעלי מניות בחברה, ובלבד שאם שני בעלי מניות או יותר מחזיקים ביחד (בעלים משותפים) מניה אחת או יותר, הם ייחשבו, לצורך סעיף זה, כבעל מניה אחד;

כל הזכויות והחובות הצמודות למניות, הזכויות והחובות של בעלי המניות וההסדרים בין בעלי המניות לבין עצמם ובינם לבין החברה יהיו בהתאם להוראות חלק ב’ לתקנון זה שמהווה חלק בלתי-נפרד מתקנון זה ויראו בהן כהוראות תקנוניות לכל דבר ועניין. אין באמור כדי לגרוע מהזכויות והחובות של בעלי המניות והחברה על פי דין או הסכם.

1

[Unofficial English translation of the preceding page]

Companies Law, 5759-199

Company Articles of Association

1.	Name of the Company

In Hebrew: REE Automotive Ltd.

In English: REE Automotive Ltd.

2.	Objectives of the Company

Pursuant to Section 132 of the Law – to engage in any lawful activity.

3.	Registered Share Capital of the Company

The registered share capital of the Company is NIS 200,100, divided into: (i) 13,936,366 Ordinary Shares; (ii) 1,401,827 Preferred A Shares; (iii) 290,128 Preferred A-1 Shares; (iv) 2,677,706 Preferred B Shares; (v) 231,014 Preferred B-1 Shares, (vi) 1,602,959 Preferred C Shares, (vii) 820,000 Preferred D Shares, and (viii) 40,000 Preferred D-1 Shares.

4.	Limited Liability

The Liability of the shareholders is limited to the payment of the unpaid nominal value of the Company’s shares held by the shareholders.

5.	Private Company – Restrictions

a.	Any transfer of shares of the Company is restricted and subject to the provisions of these Articles of Association.

b.	The Company is prohibited from offering any shares, debentures or debenture stock to the public.

c.	The number of shareholders of the Company (exclusive of persons who are in the employment of the Company and of former employees of the Company who became shareholders of the Company while so employed) shall not exceed fifty (50), provided that where two (2) or more persons hold one (1) or more share(s) in the Company jointly, they shall, for the purposes of these Articles, be treated as a single shareholder.

All rights and obligations attached to the shares, the rights and obligations of the shareholders and the agreements amongst the shareholders and among the shareholders and the Company, shall be in accordance with the provisions of Part B of these Articles of Association, which forms an integral part hereof, and such provisions shall be deemed as provisions of these Articles of Association for all intents and purposes. Nothing herein shall prejudice the rights and obligations of shareholders and the Company under applicable law or agreement.

חלק ב’ לתקנון החברה – רי אוטומוטיב בע”מ

The Companies Law 5759-1999

A Company Limited by Shares

Sixth Amended Articles

of

REE AUTOMOTIVE LTD.

Effective as of August 26, 2020

Preliminary

1.	The following articles shall, subject to repeal, addition and alteration as provided by the Companies Law (as defined in Article 1.1 below) or these Articles (as defined in Article 1.1 below), be the Articles of the Company (as defined in Article 1.1 below).

1.1.	In these Articles, if not inconsistent with the context, the words standing in the first column of the following table shall bear the meanings set opposite them.

Affiliate (of a shareholder)	(i) a person or entity that Controls or is Controlled by or is under common Control with the respective shareholder. (ii) in respect of any person which is a limited or general partnership, its partners, affiliated partnerships managed by the same management company or managing (general) partner or by an entity which Controls, is Controlled by, or is under common Control with, such management company or managing (general) partner.

Articles	these Amended Articles, as may be amended from time to time according to the provisions of the Companies Law and the provisions herein.

Auditors	the Company’s auditors appointed according to the provisions of the Companies Law and the provisions herein.

Board of Directors (or the Board)	the board of directors lawfully appointed in accordance with Article 69.

CEO	the chief executive officer of the Company.

CFO	the chief financial officer of the Company.

Chairman	the chairman of the Board.

The Companies Law	the Companies Law 5759-1999, and any regulations promulgated pursuant thereto, as shall be in effect from time to time.

the Company	REE Automotive Ltd., a private Company organized under the laws of the State of Israel, corporate registration number 514557339.

Conversion Price	the applicable conversion price for each Preferred Share. The initial Conversion Price for each Preferred Share shall be the Original Issue Price of such Preferred Share.
Conversion Rate	the quotient obtained by dividing the applicable Original Issue Price by the Conversion Price then in effect.

Conversion Rights	the conversion rights of the Preferred Shares as detailed in Article 14 hereof.

Conversion Shares	the Ordinary Shares issued or issuable pursuant to the conversion or reclassification of the Preferred Shares.

Control	the possession directly or indirectly of more than 50% (fifty percent) of the voting power, the right to appoint at least 50% of the members of the board of directors, or the right to receive more than 50% of the distributed profits of such shareholder.

Deemed Liquidation	(i) Any merger, reorganization or consolidation of the Company with or into another entity, or the acquisition of the Company by means of any transaction or series of related transactions, following which the existing shareholders of the Company as of immediately prior to such transaction or series of related transactions hold, by virtue of securities issued as consideration for the Company’s acquisition, less than 50% of the voting power of the surviving or acquiring entity or less than 50% of the issued and outstanding share capital of the surviving or acquiring entity; (ii) a sale of all or substantially all of the shares and/or the assets of the Company (including, for this purpose, the grant of an exclusive license to all or substantially all of the intellectual property rights of the Company), in a single transaction or a series of related transactions; (iii) any other transaction or series of related transactions in which more than fifty percent (50%) of the outstanding share capital of the Company following such transaction or series of related transactions is held by a person or entity or group of persons or entities (related contractually or otherwise), other than existing shareholders; or (iv) any distribution of a dividend or a series of dividends which has the effect or economic impact as the above said, provided, that a Deemed Liquidation shall not include: (x) an IPO (as hereinafter defined); or (y) any other transaction or series of transactions for bona fide equity financing purposes in which the Company issues New Securities for cash or the cancellation or conversion of indebtedness of the Company or a combination thereof, for the purpose of financing the operations and business of the Company, provided further, that no Equity Securities are being transferred by existing shareholders in such transaction (except for such existing shareholders, each holding less than 5% of the share capital of the Company on an issued and outstanding basis, and 20% on the aggregate. In any event, such existing shareholders holding securities issued pursuant to any Company’s share incentive plan shall not participate in such transaction).

Director	a member of the Board appointed in accordance with the provisions of these Articles and holding office from time to time.

Equity Securities	Any Ordinary Shares, Preferred Shares, any securities evidencing an ownership interest in the Company, or any securities (including, inter alia, options, warrants, convertible debentures, bonds or capital notes) convertible, exchangeable or exercisable into any of the aforesaid securities, any certificates conferring a right in any such securities, and any agreement or commitment to issue any of the foregoing.

Excellence	Excellence Nessuah Gemel Ltd. and its Permitted Transferees.

The Founders	Shall mean Mr. Daniel Barel and Mr. Ahishay Sardes.

Fully Diluted Basis	means all issued and outstanding shares of the Company (on an as converted to Ordinary Shares basis) and all shares issuable upon exercise or conversion of all convertible securities, including but not limited to (i) all Ordinary Shares and Preferred Shares (being deemed converted to Ordinary Shares), (ii) all securities convertible into shares being deemed so converted, (iii) all convertible loans, (iv) all options, warrants and other rights to acquire shares or exchangeable for shares deemed allocated and exercised, and (v) all options promised, reserved for and/or allocated to employees, directors and consultants deemed converted and/or granted and/or exercised.

General Meetings: Annual General Meeting, Extraordinary General Meeting and Class Meeting

Annual General Meeting: the annual general meeting of the Company’s shareholders held once every calendar year at such time, being not more than 15 months after the holding of the last preceding general meeting, at a place determined by the Board.

Extraordinary General Meeting: any other general meeting of the Company’s shareholders called by the Directors or any of the shareholders pursuant to these Articles or the Companies Law, other than the Annual General Meeting.

Class Meeting: a separate Extraordinary General Meeting of any class of shares.

Annual and Extraordinary General Meetings may each be referred to as a General Meeting.

Including	including without limitation.

Interested Party Transaction	any transaction between the Company and any “Interested Party” (as defined in the Israeli Securities Law, 1968).
IPO	the closing of a sale of the Company’s Ordinary Shares to the public in a bona fide, underwritten, public offering pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law or similar securities laws of another jurisdiction and the listing of such Ordinary Shares for trading on a recognized international stock exchange, or the listing thereof on NASDAQ or another recognized, automated quotation system.

Liquidation	(a) any dissolution, winding-up or liquidation of the Company, and (b) any foreclosure by creditors of the Company on substantially all assets of, or equity interests in the Company, all whether voluntarily or involuntarily.

Major Shareholder

shall mean any shareholder of the Company together with its Permitted Transferees holding more than three percent (3%) of the Company’s share capital, on a Fully Diluted Basis; in each case, other than the holders of shares issued upon the exercise of options granted pursuant to a share option/purchase plan for the Company’s employees, officers, directors, consultants and other service providers. The definition of a “Major Shareholder” shall not be amended without the written consent of each of (i) Meitav Dash (as long as it holds at least 3% of the issued and outstanding share capital on a Fully Diluted Basis) and (ii) any other Major Shareholder holding more than five percent (5%) of the Company’s share capital, on a Fully Diluted Basis.

Meitav Dash	Meitav Dash Provident Funds and Pension Ltd., and its Permitted Transferees.

Month	a Gregorian calendar month.

New Securities

shall mean any share capital of the Company, whether or not now authorized, and rights, options or warrants to purchase share capital, and securities of any type whatsoever that are, or may become, convertible into share capital; provided that the term “New Securities” shall not include:

(a)     the issuance of securities of the Company to employees, consultants or service providers pursuant to a share/stock option plan(s) approved by the Board, within an agreed upon option/share pool approved by the Board, and where the primary purpose is not to raise additional equity capital for the Company;

(b)     securities of the Company offered to the public in a IPO;

(c)       securities of the Company issued in connection with any Recapitalization Event;

(d)       any securities of the Company issued upon exercise of any outstanding options or warrants;

(e)       any securities of the Company issued to a Strategic Investor (as defined below), as approved by the Board.

(f)       any securities of the Company issued or issuable pursuant to the Share Purchase Agreement, dated July 31, 2018;

(g)       any securities issuable upon conversion of Preferred Shares;

(h)       up to 5% of the Company’s share capital on a Fully Diluted basis, securities issuable subject to the approval of the holders of the majority of the issued and outstanding share capital of the Company;

(i)       any issuance of securities of the Company approved by the Board in which the number of shares being issued constitutes no more than 4% of the Company’s then issued and outstanding share capital; and

(j)       any securities of the Company issued or issuable pursuant to the Purchase Agreement (as defined below).

Office	the registered office of the Company at any one time, as may be determined by the Board from time to time, all in accordance with Section 123 of the Companies Law.

Officer	as such term (“Nosse Misra”) is defined in the Companies Law.

Ordinary Resolution	shall mean a resolution that requires a majority of more than fifty percent (50%) of the votes of the issued and outstanding share capital present or otherwise represented at a General Meeting and affirmatively voting, on an as-converted basis, excluding any “abstaining” votes which shall not be deemed as present or otherwise represented at the applicable General Meeting.

Ordinary Shares	The Ordinary Shares of the Company, nominal value NIS 0.01 each.

Original Issue Price	shall mean with respect to the Preferred A Shares a price of US $2.16 per share, with respect to the Preferred A-1 Shares a price of US$13.787 per share, with respect to the Preferred B Shares a price of US$ 7.28 per share, with respect to the Preferred B-1 Shares, a price of US $ 4.73 per share, with respect to the Preferred C Shares a price of US$16.22 per share, with respect to the Preferred D Shares a price of US$71.54 per share and with respect to the Preferred D-1 Shares a price of US$60.81 per share; all subject to recapitalization adjustments as a result of a Recapitalization Event.

Permitted Transferee

(A) With respect to a shareholder which is an entity or corporation: (i) Affiliates thereof; (ii) in a transfer resulting from the liquidation or merger of an entity, to the successors in interest to such liquidating or merging entity; and (iii) an entity succeeding to all or substantially all of the assets of the transferor;

(B) With respect to a shareholder who is an individual: (i) a first degree family member of such shareholder; (ii) trustee of the Shareholder or a transferee by operation of law, or (ii) an entity Controlled by such shareholder, provided that such entity remain Controlled by such shareholder, and further provided that such entity may only transfer the shares of the Company transferred to it back to the original holder of such shares or as otherwise allowed under these Articles.

(C) With respect to Meitav Dash, in addition to the above, those entities listed as items 1-4 of the first schedule of the Israeli Securities Law – 1968.

Person

shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, mars and/or moon based individual, cooperative, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

Preferred A Shares	The Series A Preferred Shares of the Company, nominal value NIS 0.01 each.
Preferred A-1 Shares	The Series A-1 Preferred Shares of the Company, nominal value NIS 0.01 each.

Preferred B Shares	The Series B Preferred Shares of the Company, nominal value NIS 0.01 each.

Preferred B-1 Shares	The Series B-1 Preferred Shares of the Company, nominal value NIS 0.01 each

Preferred C Shares	The Series C Preferred Shares of the Company, nominal value NIS 0.01 each

Preferred D Shares	The Series D Preferred Shares of the Company, nominal value NIS 0.01 each

Preferred D-1 Shares	The Series D-1 Preferred Shares of the Company, nominal value NIS 0.01 each

Preferred A Shareholder	A holder of Preferred A Shares.
Preferred A-1 Shareholder	A holder of Preferred A-1 Shares.

Preferred B Shareholder	A holder of Preferred B Shares.

Preferred B-1 Shareholder	A holder of Preferred B-1 Shares.

Preferred C Shareholder	A holder of Preferred C Shares.

Preferred D Shareholder	A holder of Preferred D Shares.

Preferred D-1 Shareholder	A holder of Preferred D-1 Shares.

Preferred Shareholders	A holder of Preferred Shares.

Preferred Shares	The Preferred A Shares together with the Preferred A-1 Shares, the Preferred B Shares, the Preferred B-1 Shares, the Preferred C Shares, the Preferred D Shares and the Preferred D-1 Shares.

QIPO or Qualified IPO	the closing of an IPO which is effected a at price per share which represents a Company pre-money valuation (on a fully diluted basis) of at least US$1,200,000,000.

Recapitalization Event	any share split, share subdivision or combination, distribution of a share dividend.

Purchase Agreement	The Preferred D Share Purchase Agreement dated November 28, 2019 by and among the Company and the Investors listed in Schedule I thereto.

The Shareholders Register	shall mean the register of shareholders to be kept in accordance with Section 130 of the Companies Law and Article 16.4 below, or, if the Company shall have any branch register(s) - any such branch register(s), as the case may be.

Strategic Investor

shall mean any Person that the Board, in its reasonable good faith opinion, expects to materially contribute to the research and development, marketing, strategic or other commercial abilities of the Company.

Subsidiaries	SoftWheel USA, Inc. and SoftWheel GMBH

in writing	refers to written, printed, photocopied, typed, sent via facsimile, e-mail or produced by any visible substitute for writing, or partly one and partly another, and “signed” shall be construed accordingly.

Year	refers to 12 consecutive Months.

1.2.	The titles and headings appearing in these Articles are for ease of reference only and shall not be deemed to be part thereof.

1.3.	Subject to the provisions of this Article, in these Articles, unless the context otherwise requires, expressions defined in the Companies Law, or any modification thereof in force on the date on which these Articles become binding upon the Company, shall have the meanings so defined. Words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the female gender, and words importing persons shall include bodies corporate.

Limitation of Liability

2.	The liability of shareholders for the Company’s obligations is limited to the payment of the nominal value of the Company’s shares, all subject to Section 304 of the Companies Law.

Purposes of the Company

3.	Subject to any limitations contained herein, the Company shall engage in any legal occupation and/or business.

Office

4.	The Office of the Company shall be at such place as the Board shall determine from time to time.

Private Company

5.	The Company is a private company and accordingly:

5.1	The number of shareholders of the Company (exclusive of persons who are in the employment of the Company and of former employees of the Company who became shareholders of the Company while so employed) shall not exceed fifty (50), provided that where two (2) or more persons hold one (1) or more share(s) in the Company jointly, they shall, for the purposes of these Articles, be treated as a single shareholder;

5.2	Any invitation to the public to subscribe for any shares, debentures, debenture stock or any other securities of the Company is hereby prohibited;

5.3	The right of transfer of shares shall be restricted as hereinafter provided.

Share Capital

6.	The registered share capital of the Company is NIS 200,100, divided into: (i) 13,936,366 Ordinary Shares; (ii) 1,401,827 Preferred A Shares; (iii) 290,128 Preferred A-1 Shares; (iv) 2,677,706 Preferred B Shares; (v) 231,014 Preferred B-1 Shares, (vi) 1,602,959 Preferred C Shares, (vii) 820,000 Preferred D Shares, and (viii) 40,000 Preferred D-1 Shares.

Shares

7.	The holders of Ordinary Shares or Preferred Shares shall have the following rights:

7.1.	to receive notices of General and Extraordinary General Meetings;

7.2.	to attend the Company’s General and Extraordinary General Meetings and vote thereat, either in person or by a proxy;

7.3.	to receive dividends in such cases where the Board has lawfully decided to distribute dividends in accordance with the provisions of Articles 14, 104 through 112 below;

7.4.	to participate in the distribution of the Company’s assets remaining after liquidation or winding up, in accordance with the provisions of Article 14 below.

7.5.	to examine and receive copies of any register, document, report, or account of the Company according to the rights conferred by the Companies Law.

8.	reserved

9.	Without prejudice to any special rights previously conferred by the issued outstanding shares in the Company, the Company may issue shares with such preferred or deferred rights of redemption or other special rights or such restrictions, whether concerning dividends, voting, repayment of share capital or otherwise, as may be determined by the Company from time to time.

10.

10.1.	If at any time the Company’s share capital is divided into different classes of shares (unless otherwise provided for by the terms of issue of the shares of that class), the Company may change, convert, broaden, add to or vary in any other manner the rights, advantages, restrictions, and provisions attached at that time to any class, after receipt of the written consent of the holders of more than 50% of the issued shares of the class so affected. The provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to every such Class Meeting.

Without derogating from Article 10.1 above, and subject to Article 68 below, the Company may from time to time amend these Articles by Ordinary Resolution.

10.2.	The provisions of Article 52 below with regard to a quorum at General Meetings shall apply to a Class Meeting held pursuant to Article 10.1 above, mutatis mutandis.

11.	Aggregation of Shares

All shares held by two or more shareholders who are Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under these Articles for such shareholders, including rights which are conditioned on the relevant shareholder holding shares representing a minimum percentage, etc.

12.	Subject to the provisions of Article 13 below, and without derogating from the provisions of these Articles and of the Companies Law, the un-issued share capital of the Company shall be under the control of the Board, which shall have the authority and power to issue shares or otherwise dispose of such share capital to such persons, on such terms and conditions (including, inter alia, terms relating to calls on shares as set forth in these Articles), at such price (either at a premium or at nominal value, or, subject to the provisions of the Companies Law, at a discount), and at such times as the Board may deem fit. Subject to the provisions of Article 13 below, and without derogating from the provisions of these Articles and of the Companies Law, the Board shall also have the authority and power to grant any person or entity the option to acquire from the Company any shares of the Company, either for the nominal value of such underlying shares or for a premium, or, subject to the aforesaid, at a discount, at such time and for such consideration as the Board may deem fit.

13.	Preemptive Rights

13.1.	Until the consummation of an IPO, the following provisions shall govern the issuance of any New Securities of the Company (including rights to receive such securities, options to purchase or other securities convertible into shares of the Company’s share capital): any New Securities to be issued by the Company (the “Offered Securities”) shall first be offered by the Company - on equivalent terms of issuance - to Major Shareholders, in proportion to their respective holdings of the total issued and outstanding share capital of the Company, on an as-converted basis (the “Pro-Rata Share”), and provided such Major Shareholders are not in default of payment due from them in respect of the shares held by them.

13.2.	Such offer to the Major Shareholders is to be made by providing them with a written notice identifying the proposed purchaser(s) and describing the terms of the proposed issuance (the “Offer Notice”). At the request of any Major Shareholder, the Company shall also provide additional reasonably requested information as to the identity of the proposed purchaser or the terms of the proposed transaction. Any such Major Shareholder may accept such offer as to all or any part of the portion of the Offered Securities so offered to it so as to maintain its Pro-Rata Share of said Offered Securities by giving the Company written notice of acceptance within fourteen (14) calendar days following the date on which such Offer Notice was given (the “Offer Notice Response”). Any Major Shareholder who does not inform the Company in writing within the said fourteen (14) days shall be considered as waiving its preemptive rights related to such Offer Notice Response.

13.3.	Following the consummation of the pre-emptive procedure detailed above, the Offered Securities shall be sold under the terms specified in the Offer Notice as follows: (i) Each Major Shareholder who elected to exercise its pre-emptive rights (fully or partially) will purchase its pro-rata portion of the Offered Securities (or, if so chosen by the applicable Major Shareholder, such part of its pro-rata portion indicated by him/her/it); and (ii) any remaining Offered Securities shall be under the control of the Board as aforesaid and may be subsequently issued without regard to this Article 13, except that said re-offered Offered Securities may not be issued in exchange for consideration less than or on terms more advantageous to the purchaser than those offered pursuant to Article 13.2. If any of the Offered Securities are not acquired by the expiration of a three (3) month period following the first written notice under this Article, then such shares may not be issued except by compliance with the provisions of this Article 13.

14.	Conversion Rights

The Preferred Shares shall have conversion rights as follows:

14.1.	Right to Convert

(a)	Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the issuance of such share, into such number of fully paid and non-assessable Ordinary Shares of the Company as is determined by the Conversion Rate then in effect for such Preferred Share.

(b)	The initial Conversion Price per share for the Preferred Shares shall be their applicable Original Issue Price, provided, however, that the Conversion Price for the Preferred Shares shall be subject to adjustment, including as set forth in Sub-Articles 14.5, 14.7, 14.8 and 14.9 below.

14.2.	Automatic Conversion

14.2.1.	Each Preferred D Share and each Preferred D-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred D Shares and the then outstanding Preferred D-1 Shares voting together as a single class have requested in writing to convert their shares into Ordinary Shares.

14.2.2.	Each Preferred C Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred C Shares have requested in writing to convert their shares into Ordinary Shares.

14.2.3.	Each Preferred B Share and each Preferred B-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred B Shares and the then outstanding Preferred B-1 Shares voting together as a single class have requested in writing to convert their shares into Ordinary Shares.

14.2.4.	Each Preferred A-1 Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred A-1 Shares have requested in writing to convert their shares into Ordinary Shares.

14.2.5.	Each Preferred A Share shall automatically be converted, without payment of additional consideration, into Ordinary Shares at the Conversion Rate then in effect, upon the earlier of: (a) the closing of a QIPO, subject to the consummation of such QIPO or (b) if the majority of the then outstanding Preferred A Shares have requested in writing to convert their shares into Ordinary Shares.

14.3.	Mechanism of Conversion

Before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares, he shall surrender the certificate(s) therefore, duly endorsed, to the Company at its office or the office of any transfer agent for the Preferred Shares, and shall give written notice by mail, postage prepaid, to the Company at its office of the election to convert the same, and shall state therein the name(s) of any nominee(s) for such holder in which the certificate(s) for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Shares, or to the nominee(s) of such holder, a certificate(s) for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

If the conversion is in connection with the Company’s IPO, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

Notwithstanding the aforesaid in this Article 14.3 above: (i) if the conversion is automatic pursuant to the provisions of Articles 14.2.1(a) and 14.2.3(a) above, then the conversion shall be deemed made immediately prior to the closing of such QIPO, regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares; and (ii) if the conversion is automatic pursuant to the provisions of Articles 14.2.1(b) and 14.2.3(b) above, then the conversion shall be deemed made immediately prior to the close of business on the date of the written request by the holders of the requisite majority of Preferred Shares requesting conversion, and the person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

14.4.	Sale of Shares Below Share Conversion Price (Anti-Dilution Protection)

(a)	Subject to the provisions of Article 14.5 below, if after the date of adoption of these Articles, the Company issues or sells, or is deemed by the express provisions of this subsection (a) to have issued or sold, New Securities for an Effective Price (as hereinafter defined) which is less than the applicable Conversion Price then in effect for any of the Preferred Shares, then and in each such case (a) the Conversion Price then in effect for such Preferred Share shall be reduced, concurrently with such issue or sale, for no additional consideration, to a price (calculated to the nearest cent with half a cent being rounded up) determined by multiplying such Conversion Price for such Preferred Share by a fraction (i) the numerator of which shall be the number of Ordinary Shares outstanding, on a Fully Diluted Basis (including all convertible securities and options), immediately prior to such issuance of New Securities, plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of New Securities so issued would purchase at such Conversion Price in effect immediately prior to such issuance of New Securities, and (ii) the denominator of which shall be the number of Ordinary Shares on a Fully Diluted Basis and on an as converted basis (including full conversion and exercise of all Convertible Securities and options), immediately prior to such issuance of New Securities, plus the number of such New Securities so issued.

For the purpose of the above calculation, the number of Ordinary Shares outstanding immediately prior to such issuance shall be calculated on a Fully Diluted Basis, as if all issued and outstanding Preferred Shares had been fully converted into Ordinary Shares as of such date, and taking into account, any Ordinary Shares then issuable upon conversion, exercise or exchange of any Convertible Securities then outstanding (but not yet exercised).

(b)	For the purpose of making any adjustment required under this sub-Article 14.4, the consideration received or receivable by the Company for any issue or sale of Equity Securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received or receivable by the Company in consideration for such issuance or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board, and (C) if New Securities, Convertible Securities (as hereinafter defined) or rights or options to purchase either New Securities or Convertible Securities are issued or sold together with other stock or Equity Securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received or receivable that may be reasonably determined in good faith by the Board to be allocable to such New Securities, Convertible Securities or rights or options.

(c)	In the event the Effective Price for any New Securities issuable, or if the number of Ordinary Shares deliverable, upon conversion or exercise of any such Convertible Securities, shall be modified or adjusted subsequent to the issuance of such securities, then the Conversion Price to the extent in any way affected by such modification or adjustment, shall be further adjusted to the Conversion Price that would have been in effect had such Effective Price been in effect upon the initial issuance of such Convertible Securities. To the extent that the actual issuance price of New Securities is equal to or in excess of the amounts initially determined in accordance with the above, no further adjustment of the Conversion Price, adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of New Securities on the exercise, conversion or exchange of any such Convertible Securities.

For purposes of the definition of “New Securities”, the sale or other disposition of any Equity Securities of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

(d)	The “Effective Price” of New Securities shall mean the quotient obtained by dividing (x) the consideration received or receivable, plus the total consideration deemed to have been received, by the Company for such issue under this subsection (d), for such New Securities, by (y) the total number of shares of New Securities, issued or sold,

14.5.	Special Full Ratchet Anti-Dilution Protection for Preferred D/D-1 Shares. Notwithstanding the provisions of Article 14.4 above, in the event the Company shall at any time after the Closing Date and prior to the lapse of thirty six (36) months from the Closing Date issues New Securities for an Effective Price which is less than the Conversion Price then in effect for the Preferred D Shares or the Preferred D-1 Shares, as applicable, then the Conversion Price for the Preferred D Shares or the Preferred D-1 Shares, as applicable, shall be reduced, concurrently with such issuance, to the consideration per share received by the Company for such issue of New Securities; provided that if such issuance was without consideration, then the Company shall be deemed to have received an aggregate of NIS 1.00 of consideration for all such New Securities issued.

14.6.	Adjustments for Splits and Combinations. If the Company shall subdivide, or combine its Ordinary Shares, the applicable Conversion Price shall be proportionately reduced or increased, in case of a subdivision or combination of shares, as applicable, as of the earlier of (i) the effective date of such subdivision or combination; or (ii) if the Company shall fix a record date for the purpose of so subdividing or combining, such record date.

14.7.	Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 14), provision shall be made so that the holders of Preferred Shares shall thereafter be entitled to receive, upon conversion of their Preferred Shares and in addition to the Ordinary Shares into which such Preferred Shares are convertible, such number of Ordinary Shares, or other securities or property of the Company or otherwise, which a holder of such number of Ordinary Shares deliverable upon conversion immediately prior to such recapitalization would have been entitled to receive upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 14 with respect to the rights of the Preferred Shareholders and of the Preferred Shares after the recapitalization, to the end that the provisions of this Article 14 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

14.8.	Adjustments for Dividends. If the Company at any time declares or pays a dividend with respect to its Ordinary Shares only, payable in additional shares of Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional Ordinary Shares, without any comparable payment or distribution to the holders of Preferred Shares, then the Conversion Price of the Preferred Shares shall be proportionately adjusted as at the date the Company fixes as a record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment).

14.9.	Other Distributions. If the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred elsewhere in this Article 14, or if the Company at any time shall pay a dividend payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares, then, in each such case, and without derogating from the provisions of these Articles, for the purposes of this Article 14, the holders of Preferred Shares shall be entitled to receive such distribution in respect of their holdings on an as-converted basis as of the record date for such distribution.

14.10.	No Impairment

The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 14, but will at all times in good faith assist in the carrying out of all the provisions of this Article 14 and take all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

14.11.	No Fractional Shares

No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

14.12.	Certificate as to Adjustments.

Upon the occurrence of each adjustment or readjustment of any applicable Conversion Price pursuant to this Article 14, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to each Preferred Shareholder a like certificate setting forth: (a) the details of such adjustment and readjustment, (b) the applicable Conversion Price then in effect, and (c) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

14.13.	Reservation of Shares Issuable Upon Conversion

The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion and/or reclassification of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion and/or reclassification of all issued and outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall be insufficient to effect the conversion and/or reclassification of all then issued and outstanding Preferred Shares, then in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Company will take such corporate actions as may, in the opinion of its counsel, be necessary or expedient in order to increase its authorized but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes, and each of the Company’s shareholders shall be obligated to co-operate with the Company in taking such corporate actions.

14.14.	Notices of Record Date

If the Company wishes to determine a record date to determine the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least seven (7) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

14.15.	Notices

Any notice required by the provisions of this Article 14 to be given to the holders of Preferred Shares shall be deemed given seven (7) days after being deposited in the Israeli mail, postage prepaid, and addressed to each holder of record at its address appearing in the Shareholders Register; provided that, in the case of shareholders located outside of Israel, such notice shall be sent by first class airmail, facsimile, electronic mail or other rapid form of written communication, confirmation of such notice shall be sent by airmail.

14.16.	Issue Taxes.

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Ordinary Shares upon conversion of Preferred Shares pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

15.	Distributions

In the event of a Liquidation, Deemed Liquidation, or distribution of dividends in cash or in kind (each a “Distribution Event”), the Available Assets (as such term is defined below), shall be distributed between all shareholders of the Company on a pro-rata basis based on their respective holdings of the Company’s issued and outstanding share capital.

“Available Assets” means the assets and funds of the Company legally available for distribution to its shareholders.

Transfer, Transmission and Sale of Shares in the Company

16.	Any transfer of Equity Securities in the Company shall be subject to the following provisions:

16.1.	Until an IPO, a transfer of Equity Securities in the Company by a shareholder shall be subject to the approval of the Board with an exception to transfer of Equity Securities to a Permitted Transferee or in case of death of a shareholder, which shall not object to a transfer which is carried out in compliance with the provisions of these Articles. Notwithstanding the aforesaid, until an IPO, the Board may in good faith refuse to approve the registration of any transfer of Equity Securities to a direct competitor of the Company, and shall refuse to approve the registration of any transfer of Equity Securities made in contravention of or otherwise not in compliance with the provisions of these Articles applying to transfer of Equity Securities in the Company. Without prejudice to the above, any transfer of Equity Securities in the Company in excess of 10% of the Company’s issued and outstanding share capital (on an as converted basis) in one or a series of related transactions shall be subject to the prior written consent of the holders of at least 70% of the Company’s issued and outstanding share capital (on an as converted basis). This Article16.1 may not be amended, repealed or otherwise modified without the prior written approval of the holders of at least 70% of the Company’s issued and outstanding share capital (on an as converted basis).

Prior to the registration of a transfer of Equity Securities, the Board may require proof of compliance with the provisions of these Articles in respect of such transfer. If the Board makes use of its powers under this Article 16.1 and refuses to register a transfer of Equity Securities, it must provide written notice to the contemplated transferee of such refusal within fourteen (14) days from the date the deed of transfer was furnished to the Company.

16.2.	Each transfer of Equity Securities shall be made in writing in the form appearing below, or in a similar form, or in any form as may be determined by the Board from time to time. Such form of transfer shall be delivered to the Office together with the transferred share certificates and any other reasonable proof the Board shall require.

Instrument of Transfer of Shares

I, _________ of __________ (the “Transferor”) do hereby transfer to ____________, of ________________ (the “Transferee”) _______ share(s) having nominal value of NIS ________ each one in REE Automotive Ltd., to hold unto the Transferee, his executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution hereof; and I, the Transferee, do hereby agree to take said share(s) subject to the conditions aforesaid. As witness we have hereunto set our hands the ____ day of _____ 20__.

Transferee	Transferor

Witness to Transferee’s Signature	Witness to Transferor’s Signature

16.3.	The instrument of share transfer shall be executed by both the transferor and the contemplated transferee, and the transferor shall be deemed to remain a holder of the Equity Securities until the name of the transferee is entered into the Shareholders Register in respect thereof.

16.4.	(a) The Board of Directors of the Company or whomever the Board of Directors shall appoint for this purpose, shall maintain a register of shareholders in accordance with Section 130 of the Companies Law (the “Shareholders Register”). The ownership of the shares of the Company shall be in accordance with that appearing in the Shareholders Register.

(b)	The Shareholders Register may be closed at such dates and for such other periods as determined by the Board from time to time, provided that the Shareholders Register shall not be closed for more than thirty (30) days per year.

16.5.	Notwithstanding Article 17, upon the death of a shareholder, the remaining holders (in the event that the deceased was a joint holder of a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that the deceased held jointly with any other holder.

16.6.	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a shareholder shall, upon such evidence being produced as may from time to time be required by the Board, have the right either to be registered as a shareholder in respect of such share upon the consent of the Board (which has the authority to refuse pursuant to Article 16.1 above) or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in Article 16.1 above and elsewhere in these Articles with respect to transfers.

16.7.	A person becoming entitled to a share in consequence of the death of a shareholder shall not be entitled to receive notices with respect to General or Class Meetings, or to participate or vote therein with respect to that share, or aside from the aforesaid, to exercise any right of a shareholder, until such person has been entered in the Shareholders Register as the registered holder of such shares.

16.8.	Additionally, no transfer of shares shall be permitted unless the transferee undertakes in writing and in advance to be bound by such terms of any contractual obligations of the transferor with respect to the shares transferred under agreements to which the Company is also a party, and the Company shall not register nor otherwise give any force or effect to any transfer made not in compliance with this Article 16.8.

17.	Right of First Refusal

17.1.	Prior to an IPO and subject to the provisions of Article 16 above and Articles 18 and 19 below, any sale, transfer, grant or disposition of shares in the Company by a shareholder to a person or entity which is not a Permitted Transferee of the transferor (a “Transfer”) shall be subject to a rights of first refusal of the Major Shareholders as set forth in this Article 17.

(a)	If, at any time, a shareholder (the “Transferring Holder”) proposes to Transfer any or all of the shares held by it (including options, warrants or other rights to acquire shares) to one or more third parties or other shareholders which are not Permitted Transferees of such Transferring Holder, then the Transferring Holder shall submit to the Company a written notice (the “Offer”) of the proposed Transfer of such shares (the “Offered Shares”), setting forth in reasonable detail the terms and conditions of the Offer, including: (i) a description of the Offered Shares, (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made, all such terms being identical to those proposed by such third party or other shareholder (the terms of the Offer are referred to herein as the “Proposed Terms”). The Company shall promptly thereafter send each of the Major Shareholders (collectively, the “Offerees”) a copy of the Proposed Terms (hereinafter the “Sale Notice”). It shall be the sole responsibility of the Transferring Holder to provide the Company with the required contents of the Sale Notice and any additional information as may reasonably be requested by the Company.

(b)	Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Company written notice to that effect (the “Response Notice”), with a copy to the Transferring Holder, within fourteen (14) days after being served with the Offer. Any Offeree who has not delivered a Response Notice as aforesaid by the lapse of said 14-day period shall be deemed to have declined to purchase any of the Offered Shares.

(c)	If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms specified in the Offer, pro-rata in proportion to their respective holdings in the Company, on an as-converted basis; provided that no Offeree shall be required to acquire under the provisions of this Article 17 more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to him/her/it of the full number of shares so accepted, he/she/it shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), pro-rata in accordance with their respective shareholdings on an as-converted basis. The purchase of the Offered Shares shall be on the same terms and conditions as stated in the Sale Notice.

(d)	If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the accepting Offerees shall be entitled to acquire such portion of the Offered Shares in respect of which the acceptances have been provided, and the Transferring Holder, at the earlier of: expiration of the aforementioned fourteen (14) day period, or upon receipt of waivers by all Offerees; shall be entitled to transfer such portion of the Offered Shares in respect of which acceptances have not been provided to the proposed transferee(s) identified in the Offer; provided, however, that in no event shall the Offeror: (i) transfer any of the Offered Shares to any transferee other than such proposed transferee(s), or (ii) transfer any of the Offered Shares on terms more favorable to the proposed transferee(s) than those stated in the Offer. If the Offered Shares are not so transferred within one hundred and twenty (120) days after the expiration of such fourteen (14) day period, the transfer thereof shall again be subject to the provisions of this Article 17.

(e)	The Transferring Holder and Offerees exercising their right of first refusal shall each have all the remedies for breach of contract against each other available under any applicable laws in connection with the transaction set forth in this Article 17.

17.2.	Any attempted transfer of shares or rights in breach of the provisions of Articles 16, 17 and 19 of these Articles shall be null and void.

17.3.	Exceptions to Rights of First Refusal

(a)	Notwithstanding the aforesaid in sub-Article 17.1 above, and subject to the provisions of Articles 18 and 19 below, each shareholder shall have the right to transfer its shares (and any Ordinary Shares received upon conversion or reclassification thereof) to its Permitted Transferee(s), without regard to the rights of first refusal set forth in these Articles.

(b)	Notwithstanding the aforesaid in sub-Article 17.1 above and the provisions of Article 18 below, in the event of a transfer of shares by a shareholder of the Company (i) which is effected in connection with, in relation to, or in an effort to help facilitate an investment transaction in the Company, (ii) in which the transferee is a Strategic Investor, or (iii) in which the number of shares being transferred constitutes no more than 4% of the Company’s then issued and outstanding share capital (each, an “Excluded Transfer”), the Board may resolve that the right of first refusal set forth in sub-Article 17.1 above and the right of Co-Sale set forth in Article 19 below shall not apply to such Excluded Transfer.

(c)	In addition to and without derogating from the above, a transfer of shares held by any trustee pursuant to the Company’s employee share option plan(s) for the benefit of employees, consultants or service providers of the Company, or underlying outstanding and valid options granted in the framework of such plan to any such person, shall not be subject to the rights of first refusal set forth in these Articles.

17.4.	The provisions of this Article 17 shall also apply to transfers of shares by way of gift, receivership or bankruptcy.

17.5.	Any buy back provision in any option plan of the Company will have priority over this Article 17 and shall not require the right of first refusal mechanism.

18.	No Sale

18.1.	Until an IPO, the shares or other securities of the Company owned by a Founder (the “Founder Securities”) are not transferable in any manner and for any reason, whether voluntarily or not, other than to Permitted Transferees or to his respective legal heirs in the event of the demise of the respective Founder (the “Founders No Sale Period”), other than a transfer by a Founder of up to 10% of the Founder Securities held by such Founder during any twelve (12) months period, subject to the terms and conditions of these Articles, but not more than 30% of the Founder Securities held by a Founder in the aggregate.

18.2.	The provisions of Article 18.1 may be waived (either generally or in a particular instance and either retroactively or prospectively) with the consent of the Board.

19.	Right of Co-Sale

Until an IPO, to the extent that the rights of first refusal with respect to the Offered Shares of any shareholder, (the “Transferring Shareholder”) are not exercised under Article 17 above, and as a result the Transferring Shareholder intends to effect, in one or more related transactions, a Transfer of the Offered Shares, then each of the Major Shareholders (the “Co-Sale Shareholders”) shall be entitled to participate in such Transfer on a pro-rata basis, according to the following provisions:

(a)	Exercise of Right. If the Offered Shares intended to be sold by the Transferring Shareholder are not acquired pursuant to the rights of first refusal set forth in these Articles, then any Co-Sale Shareholder, (hereinafter the “Offeree”), shall have the right, exercisable by written notice to the Transferring Shareholder and the Company within fourteen (14) days of receipt of the Offer), to require the Transferring Shareholder to provide as part of his proposed sale that such Offeree shall be given the right to participate in the sale in a pro rata proportion (the Offeree Pro-Rata Share”) equal to the product obtained by multiplying (i) the aggregate number of shares covered by the sale, by (ii) a fraction, the numerator of which is the number of shares owned by such Offeree at the time of the sale or transfer and the denominator of which is the total number of shares owned by the Transferring Shareholder and the Co-Sale Shareholders who indicated that they wish to participate at such sale at the time of sale or transfer, on the same terms and conditions as the Transferring Shareholder. If the Offeree exercises its rights hereunder, the Transferring Shareholder must cause the purchaser of the Offered Shares (the “Buyer”) to purchase, as part of the sale agreement, the Offeree Pro Rata Share (or any part thereof chosen by such Offeree to be sold, if it gave notice with respect to less than its Pro-Rata Share), and the Transferring Shareholder shall not proceed with such sale unless such Offeree is given the right to so participate in the sale.

If an Offeree does not respond to the Offer within the aforesaid time period stating its wish to participate in the sale, it shall be deemed to have declined to participate in such transfer.

(b)	The Transferring Shareholder shall be entitled to sell or transfer all, or the appropriate pro rata portion (together with the participating Participants’ shares), as applicable, of the Offered Shares, to the Buyer at any time within one hundred and twenty (120) days after the lapse of the 14-day period mentioned above. Any such transfer shall be at not less favorable terms and conditions to the Buyer than those specified in the Offer. Any of the Transferring Shareholder’s shares in the Company not so sold within such 120-day period shall continue to be subject to the requirements of this Article 19.

(c)	The exercise or non-exercise of the right to participate hereunder with respect to a particular sale by a Transferring Shareholder shall not adversely affect the right of the Co-Sale Shareholders to participate in subsequent sales by the Transferring Shareholder pursuant to this Article 19.

(d)	Notwithstanding the aforesaid, if any Transfer proposed to be made by one or more of the Transferring Shareholders, in one or more related transactions, shall result in a change in Control of the Company, then the Transferring Shareholders shall, prior to effecting such Transfer, notify the Offerees of same, and the Offerees shall be entitled to participate in such transaction(s) and effect a Transfer of all of their securities in the Company (on an as-converted basis) in accordance with the provisions of this Article 19.

(e)	For the removal of doubt, a Transfer by a Transferring Shareholder to his Permitted Transferee in accordance with the provisions of these Articles shall not trigger the application of this Article 19.

(f)	If a Transferring Shareholder purports to effect a Transfer of any securities in contravention of the provisions of these Articles (a “Defaulting Shareholder” and a “Prohibited Transfer”, respectively), then: (i) the Company shall not register in its Shareholders Register nor otherwise give any force or effect to such Prohibited Transfer, and (ii) in addition to the Company’s obligation in (i) herein, the Offerees may proceed to protect and enforce their rights herein by suit in equity or by action at law against the Defaulting Shareholder, whether for the specific performance of any provision contained herein or for an injunction against the breach of any such provision, or to enforce any other legal or equitable right of the Offerees.

20.	Bring Along

Prior to an IPO, in the event that shareholders holding more than 66% of the Company’s issued and outstanding share capital on an as converted basis (the “Selling Shareholders”) accept an offer to sell all of their shares to a third party, by any person or entity (including an existing shareholder of the Company), and such offer is pending the sale of all or substantially all the issued share capital of the Company, or all or substantially all assets of the Company (a “Proposed Transaction”) then all of the shareholders will be required to sell all of their shares in the Company to the offeror at the closing of such transaction, under the same terms and conditions; and in addition, in the event that the offeror requested to purchase all the securities of the Company (including warrants, options and other rights to purchase or convertible into the Company’s shares), all the holders of the Company’s securities will be required to sell all of their securities in the Company to the offeror at the closing of such transaction, under the terms of the offeror’s offer (provided that the price for warrants, options and other convertible securities shall be reduced by the amount of the applicable exercise or conversion price therefor), and no first refusal rights, co sale rights or other similar rights shall apply to such transaction.

In such event, all shareholders of the Company shall (i) vote all shares of the Company then held or controlled by such shareholders or over which such shareholders then hold voting power (in person, by proxy or by action by written consent, as applicable): (A) in favor of or to approve such Proposed Transaction and any matter that could reasonably be expected to facilitate such Proposed Transaction, and (B) against any proposal for any recapitalization, merger, sale of shares or assets or other business combination (other than the Proposed Transaction) between the Company and any person or entity (other than the proposed buyer) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of the shareholders under the definitive agreement(s) related to such Proposed Transaction, or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled, or that would otherwise impair the ability of the Company to properly and timely consummate such Proposed Transaction; and (ii) execute the relevant documents (including without limitation any instruments of conveyance and transfer, purchase agreements, merger agreements, escrow agreements, indemnification agreements, etc.) in connection with, and shall otherwise take all actions necessary and reasonable to effect, such Proposed Transaction as requested by the Company and/or the Selling Shareholders.

If the Proposed Transaction is conditioned upon the sale of all of the shares of the Company to the buyer (a “Sale of Shares Transaction”), then all Shareholders shall also be required to sell their shares in the Sale of Shares Transaction, free and clear of any liens, claims or encumbrances, on the same terms and conditions as applicable to the Selling Shareholders; provided that the proceeds received in the Sale of Shares Transaction shall be distributed pro rata among all Shareholders of the Company according to Article 14.

Notwithstanding the provisions of applicable Law (including, without limitation, Section 341) to the extent permitted, the price, terms and conditions of a Proposed Transaction shall be considered to apply in the same manner as to all Shareholders, if the application of such price, terms and conditions to the respective shares of the Company held by each Shareholder is made based upon and in accordance with the rights, preferences and privileges conferred upon such shares under these Articles. For the purpose of Section 341, the application of the distribution preference provisions, if any, set forth herein shall not be deemed to mean that Shareholders were offered different treatment or terms in the Proposed Transaction. Moreover, any bonus, retention payment, monetary incentive, management compensation and/or any similar payment or arrangement, payable or offered in connection with the Proposed Transaction by either the Company or the buyer to any Shareholder separately from any payment or distribution to which such Shareholder is entitled by virtue of his ownership of shares in the Company, shall not be deemed contrary to the provisions of Section 341 and Shareholders not receiving any such separate payment shall not be deemed, for purposes of Section 341, to be treated unequally compared to any Shareholders receiving such payment.

In the event that a shareholder is obligated to sell its shares in accordance with this Article, and such shareholder fails to surrender its certificate(s) representing such shares or other securities in connection with the consummation of said transaction, such certificate(s) shall be deemed cancelled and such shares in the possession of such shareholder shall cease to be outstanding for any purpose other than evidencing such shareholder’s right to receive consideration for its shares in accordance with the terms of the Proposed Transaction. Further, the Company shall be authorized to issue a new certificate representing said shares in the name of the buyer and the Board shall be authorized to empower any of its members to sign any document or take any such action on behalf of such shareholders as well as to establish an escrow account, for the benefit of such shareholder, as applicable, into which the consideration for such securities represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

Notwithstanding anything in these Articles or the Law to the contrary, but to the extent permitted by the Law, the approval of a Proposed Transaction shall not be subject to the approval of a separate class vote or interest vote of the holders of the shares of any particular class of shares.

Anything in these Articles to the contrary notwithstanding, in accordance with Section 50(a) of the Companies Law, the General Meeting shall, if requested by the Selling Shareholders, assume the power and authority of the Board to discuss and approve, for all intents and purposes, the Proposed Transaction on behalf of the Company, effective as of the time on which the written consent of the Proposed Shareholders shall have been received by the Company.

Each shareholder recognizes and accepts that the powers granted to the Company and/or the Board as set forth in this Article 20 are granted in order to ensure and protect the rights of the other shareholders and that therefore, such powers, upon the use thereof shall be irrevocable with respect to such matter or action with respect to which the Board has exercised such powers.

The aforesaid sixty six percent (66%) shareholding requirement is hereby determined also for the purposes of Section 341 of the Companies Law to constitute the sufficient shareholdings requirements thereunder, such that, except as explicitly provided in this Article 20, no further consent of any other shareholders shall be required for the purposes of such Section 341.

Modification of Capital

21.	Subject to the provisions of Article 10 above and Article 67 below, the Company may, from time to time, by Ordinary Resolution:

(a)	consolidate and divide all or any of its issued or un-issued share capital into shares of larger nominal value than its existing shares;

(b)	by sub-division of its existing shares, or any of them, divide the whole, or any part of its share capital into shares of smaller amounts than is fixed in Article 6 above;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person;

(d)	reduce its share capital and any fund reserved for capital redemption in the manner that it shall deem appropriate, subject to any consent required by law.

(e)	reclassify all or any part of its share capital, regardless if such shares are issued or not.

22.	Registered Holder

(a)	If two (2) or more persons are registered as joint holders of a share, they shall be jointly and severally liable for any calls or any other liability with respect to such share. However, with respect to voting, powers of attorney and furnishing notices, the joint holder registered first in the Shareholders Register shall be deemed to be the sole owner of the share, unless all the registered joint holders of such share shall notify the Company in writing that another one of them is to be treated by the Company as the sole owner of such share, as aforesaid.

(b)	If two (2) or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies and distributions made in connection with such share(s), and the Company shall be permitted to pay all dividends, distributions or other amounts due with respect to the share(s) to one (1) or more of the joint holders, as it shall deem fit.

(c)	If, by the terms of issuance of any share, the whole or any part of the price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the then registered holder of the share or by his administrators.

(d)	Save as otherwise provided herein, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

Share Certificates

23.	Each share certificate evidencing title to shares shall carry the signature of at least one (1) Director or of any other person(s) authorized thereto by the Board, together with the rubber stamp or printed name of the Company.

24.	A shareholder shall be entitled to receive from the Company, without payment, one (1) certificate for each class of shares held by such shareholder, containing the number of shares registered in the name of such shareholder, their class and serial numbering. Shares of different classes may not be included in the same certificate. A shareholder who has transferred a portion of his/her/its shares shall be entitled to a certificate representing the balance of his/her/its shares, without charge.

25.	For joint holders of a share(s), the Company shall not be obligated to issue more than one (1) certificate to all such joint holders, and the delivery of such a certificate to one (1) of the joint holders shall be deemed to be a delivery to all of the joint holders. Delivery of the share certificate to the person first named on the Shareholders Register in respect of such co-ownership shall be deemed delivery to all joint holders.

26.	If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms as to evidence and indemnity, if any, as the Board may deem fit.

Calls

27.	A shareholder shall be entitled neither to receive dividends nor to exercise any rights of a shareholder, until such time as such shareholder has paid all the calls that shall have been made from time if the date of payment under such call has occurred, with respect to amounts unpaid on all of its shares, whether it is the sole holder or holds jointly with another, in addition to interest and expenses accrued on such unpaid calls (if any).

28.	The Board may, from time to time and subject to the provisions of these Articles, make calls as it determines is proper, upon the shareholders in respect of all amounts unpaid on their shares, and which amounts have not, by the terms of issuance of such shares been set as payable at fixed times. The Board shall give at least fourteen (14) days advance notice on every call, and each shareholder shall be obligated to pay the total amount requested from it, or an installment on account of the call (if so provided in such call) at the times and places to be determined by the Board.

29.	The calls for payment shall be deemed made as of the date upon which the Board shall have resolved to make such calls for payment.

30.	Subject to any other agreement between the Company and its shareholders or any part thereof in connection with the issuance of shares, any amount that must, under the terms of issuance of a share, be paid at the time of such share’s issuance or at a fixed date, whether on account of the nominal value of the share or as premium, shall be deemed for the purposes of these Articles a call for payment duly made by the Board, and the date of payment shall be the date designated for payment under such terms of issuance. In the event of non-payment of this amount, all of the Articles herein dealing with payment of interest, expenses, forfeiture, lien and the like, and all the other Articles connected therewith, shall apply as if such amount had been duly requested and notice had been given, as aforesaid.

31.	Joint holders of a share shall be jointly and severally liable to pay all calls for payment in full and any installments on account, in connection with such calls.

32.	Subject to any other agreement between the Company and its shareholders or any part thereof in connection with the issuance of shares, if an amount called in respect of a share is not paid by the holders of such share or the person to whom it has been issued on or before the date designated for payment thereof, such person shall pay interest and/or linkage differentials (hereinafter “Interest”) accrued upon the amount of the call or the payment on account, as determined by the Board, from the day designated for the payment thereof until the time of actual payment. The Interest shall not exceed the maximum rate then permissible under Israeli law. Notwithstanding the foregoing, the Board may in its sole discretion waive payment of the Interest, in whole or in part.

33.	The Board may, if it so resolves, accept an advance payment from a shareholder of any amount due on account of such shareholders’ shares, and if such advance payment has been made, the Board may pay such shareholder interest on the advance payment at a rate agreed upon between the Board and such shareholder. Such a shareholder shall be entitled to receive dividends for that portion of the shares he/she/it has paid for in advance.

34.	The Board may make different arrangements at the times of issuance of shares to different shareholders, with respect to the amount of calls to be paid, the times of payment, and the applicable rate of Interest.

Forfeiture of Shares

Subject to the provisions of Section 181 of the Companies Law:

35.	If a shareholder fails to pay any call or installment of a call , the Board may, on or before the day designated for payment thereof, or at any time thereafter and for so long as any part of such call, installment or payment remains unpaid, serve notice on such shareholder requiring payment of the call, installment or payment, together with any Interest which may have accrued and any expenses that were incurred by the Company as a result of such non-payment.

36.	The notice shall state a date, not earlier than the fourteenth (14th) day after the date of the notice, and a place(s), at which the payment of such call, installment, Interest and expenses are to be made. The notice shall also state that in the event of non-payment, at or before the time and place so designated, the shares in respect of which the call was made will be subject to forfeiture.

37.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which notice has been given may, at any time thereafter, before the payment required by such notice has been made, be forfeited by a resolution of the Board to that effect. The forfeiture shall include those dividends that were declared but not yet distributed with respect to the forfeited shares.

38.	A share so forfeited shall be deemed the property of the Company, and can be sold or otherwise disposed of, on such terms and in such manner as the Board may deem fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Board may deem fit.

39.	Any person or entity whose shares have been forfeited shall cease to be a shareholder with respect to the forfeited shares, but shall, notwithstanding the above, remain liable to the Company for all amounts which, at the date of forfeiture, were presently payable by it to the Company with respect to the forfeited shares. However, such liability shall cease when the Company receives payment in full of all outstanding amounts with respect to the forfeited shares.

40.	The forfeiture of a share shall, at the time of forfeiture, eliminate all interest in and all claims and demands against the Company with respect to such share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except for those rights and liabilities as are expressly reserved by these Articles, or in the case of past shareholders, as are given or imposed by the Companies Law or by any other applicable law.

41.	The provisions of these Articles regarding forfeiture shall apply in the case of non-payment of any amounts which, by the terms of issuance of a share, become payable at a fixed time, whether on account of the nominal value amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Lien

42.	The Company shall have a first and paramount lien over all the shares not fully paid, registered in the name of any shareholder (whether registered in the name of a single shareholder or jointly with others), for any amount still outstanding with respect to that share, whether presently payable or not. Such lien shall exist whether the dates of payment, fulfillment, execution or discharge of the obligations, debts or commitments have become due or not, and shall apply to all dividends that may from time to time be declared in connection with such shares. However, the Board may declare at any time with respect to any such share, that it is released, in whole or in part, temporarily or permanently, from the provisions of this Article.

43.	For the purpose of enforcing such lien, the Company may sell, in such manner and at such time as the Board may deem fit, any of the shares subject to the lien. However, no such sale shall be made unless there is an outstanding amount payable in respect for which the lien exists, nor until the expiration of fourteen (14) days after written notice, stating and demanding payment of the outstanding amount or any part thereof and stating the intention to sell in default, shall have been given to the then registered shareholder of such share, or the person entitled to such share by reason of bankruptcy or death. Such sale shall be subject to the pre-emptive rights described in Article 13 above.

44.	The net proceeds of any such sale shall be applied in payment of the outstanding amount due to the Company or towards the fulfillment of the obligation or commitment, and the balance (if any), subject to any other agreement the Company and such shareholder, shall be paid to the shareholder or to the person who was entitled to such shares immediately prior to such sale.

45.	To give effect to such sale, the Board shall be permitted to appoint someone to sign an instrument of transfer for the shares being sold and to register the buyer as the owner of such shares in the Shareholders Register. It shall not be the obligation of the buyer to supervise the application of the proceeds of the sale, nor will the buyer’s right in the shares be affected by any defect or illegality in the sale proceedings after his name has been registered in the Register with respect to such shares. The sole remedy of any person aggrieved by the sale shall be in damages only, and against the Company exclusively.

Borrowing Powers

46.	The Board may, from time to time, at its discretion, borrow or secure the payment of any amounts for the purposes of, or in connection with, the Company’s business affairs.

47.	The Directors may raise or secure the repayment of such amounts in such manner, at such times and upon such terms and conditions in all respects as they deem fit, and, in particular, by the issue of bonds, perpetual of redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking of the whole or any part of the property of the Company, both present and future, including its then uncalled capital and its then called but unpaid capital.

General Meetings

48.	Annual General Meetings shall be held at least once in every calendar year, not later than fifteen (15) months after the last preceding Annual General Meeting, at such time and place as the Board of Directors may determine. Notwithstanding the above, the Company is entitled, subject to the provisions of the Companies Law, not to hold an Annual General Meeting, except as necessary for the nomination of an Auditor.

49.	The Annual General Meetings shall take those actions required to be taken by the shareholders at an Annual General Meeting in accordance with the provisions of the Companies Law. At an Annual General Meeting the shareholders may also transact such other business which under these Articles and/or the Companies Law may be transacted at General Meetings, as shall be determined by the Board from time to time.

50.	The Board may convene an Extraordinary General Meeting when it deems fit, and shall convene an Extraordinary General Meeting upon the requisition in writing of such members of the Board or other persons or entities entitled to do so in accordance with Section 63 of the Companies Law. Each such requisition made in accordance with Section 63 of the Companies Law shall include the objects for which a meeting should be convened, shall be signed by the requisitioners and shall be sent to the Office. If the Board fails to convene a meeting within twenty-one (21) days from the date of the submission of the requisition as aforesaid, the requisitioners may convene a meeting, in accordance with the provisions of Section 64 of the Companies Law, provided, however, that such meeting is convened within three (3) months from the date of the submission of the requisition.

Notice of General Meetings

51.	(a) The Company shall provide its shareholders with not less than seven (7) days and not more than forty-five (45) days prior written notice of General Meetings. Such notice shall state the place, date and hour of the meeting so called, and provide a description of the general nature of each item to be acted upon at such meeting with such other information as may be required by the Companies Law from time to time. The notice shall be given as provided for herein to the shareholders of the Company entitled to receive notice in conformity with these Articles. If in good faith, notice is not properly sent to or received by a shareholder, such defect in notice shall not disqualify any resolution passed at such a meeting nor disqualify any proceedings held at such a meeting. The Company may, upon receiving the written consent of all the shareholders who are entitled at such time to receive notices, convene a General Meeting upon shorter notice or without any notice, and in such manner as it deems fit.

(b)       Subject to the Companies Law and unless otherwise resolved by the Board or undertaken by the Company, the Company shall not be required to send copies of its financial reports to the shareholders prior to the Annual General Meeting.

Proceedings at General Meetings

52.	Quorum. No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. A quorum for a General Meeting or a Class Meeting shall be formed when there are present in person or by proxy at least two (2) shareholders, who hold or represent together at least 50% of the voting rights of the issued and outstanding share capital of the Company (treating all Preferred Shares on an as-converted basis).

53.	If within half an hour from the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned to the same day, in the next week at the same place and time, or any other day, hour or place as the Board shall notify the shareholders. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, any two (2) shareholders present personally or by proxy shall constitute a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened. However, if the meeting was convened upon a requisition made in accordance with Sections 63 and 64 of the Companies Law, then the adjourned meeting shall only be held if the number of shareholders participating in such meeting constitute the minimum number of shareholders as required in accordance with the provisions of Sections 63 and 64 of the Companies Law. No business shall be transacted at any adjourned meeting, other than business that lawfully may have been transacted at a meeting as originally called.

54.	The shareholders may participate by means of telephone conference call or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in the meeting shall constitute attendance in person at the meeting. Each Shareholder of the Company shall have the right to join in any General Meeting telephonically or by other sufficient communications equipment.

55.	Chairman. Subject to the Companies Law, the chairman of the Board shall preside as chairman at all General Meetings. If there is no chairman, or he/she is not present within fifteen (15) minutes from the time appointed for the meeting, or if he/she shall refuse to preside at the meeting, the shareholders present shall elect one of the Directors to act as chairman; and if only one (1) Director is present, such Director shall act as chairman. If no Directors are present, or if they all refuse to preside at the meeting, the shareholders present shall elect one of the shareholders present to preside at the meeting. The chairman of the meeting shall have no special rights or privileges and shall not carry a casting vote.

56.	Power to Adjourn. The chairman of the meeting may, with the consent of any General Meeting at which a quorum is present, and shall if so directed by the General Meeting, adjourn the General Meeting from time to time and from place to place, as the shareholders shall decide. If the General Meeting shall be adjourned for ten (10) days or more, a notice shall be given of the adjourned meeting in the same manner as that of the original General Meeting. Except as aforesaid, no shareholder shall be entitled to receive any notice of an adjournment or of the business to be transacted at the adjourned meeting. At an adjourned meeting no matters shall be discussed except for those permissible to be discussed at that meeting which decided upon the adjournment.

57.	Resolutions. At every General and/or Class Meeting, a resolution put to the vote of the meeting shall be decided upon by a show of hands. The declaration by the Chairman that the resolution has been passed, either unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be final, and an entry to that effect in the minute books of the Company shall be prima facie evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution. Except where a higher percentage is otherwise required by the Companies Law or in these Articles, a resolution shall be deemed to be passed at a General Meeting if it received the majority required to pass an Ordinary Resolution.

Voting Rights and Votes of Shareholders

58.	The holder of each Ordinary Share shall have the right to one (1) vote for each Ordinary Share and the holder of each Preferred Share shall have the right to one (1) vote for each Ordinary Share into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share) and with respect to such vote, such holder shall be entitled, notwithstanding any provision hereof, to notice of any General or Class Meeting, as applicable, in accordance with these Articles, and to vote, with respect to any question upon which holders of Ordinary Shares have the right to vote.

59.	Each shareholder present at a General Meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one (1) vote for each share held by such shareholder, provided that a shareholder shall not be permitted to vote at a General Meeting or to appoint a proxy to vote thereat with respect to any share if it has not paid all calls for payment then due with respect to such share or has not paid all amounts then due to the Company with respect to such shares.

60.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this Article 60, seniority shall be determined by the order in which the names stand in the Shareholders Register. Joint holders of a share of which one is present at a meeting shall not vote by proxy. The appointment of a proxy to vote on behalf of a jointly held share shall be executed by the signature of the senior of the joint holders.

Proxies

61.	A shareholder of the Company that is a corporation or partnership shall be entitled by decision of its board of directors or by a decision of a person or other body, according to its charter, articles of association or other formative documents, to appoint a person who it shall deem fit to be its representative at any meeting of the shareholders of the Company. The representative, appointed as aforesaid, shall be entitled to use, on behalf of the corporation he/she represents, all the powers that the corporation itself holds as a shareholder.

62.	A shareholder shall be entitled to vote either personally or by proxy. A proxy holder present at a meeting shall also be entitled to request a secret ballot. A proxy holder need not be a shareholder of the Company.

63.	(a) A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding: (i) the death of the appointor; (ii) the appointor becoming mentally incapable; (iii) the cancellation or expiration of the proxy in accordance with any law; or (iv) the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of any of the circumstances detailed in (i) through (iv) herein, and such notice was received at the Office before the meeting took place.

(b)	A shareholder is entitled to vote by a separate proxy with respect to each share held by it, provided that each proxy as aforesaid shall have a separate letter of appointment containing the serial number of the shares with respect to which the proxy is entitled to vote. If a specific share is included by the holder thereof in more than one letter of appointment dated as of the same date, that share shall not entitle any of the holders of such instruments to a vote. If a specific share is included by the holder thereof in more than one letter of appointment dated as of different dates, that share shall entitle the holder of the proxy, dated as of the later date, to a vote.

Instrument of Appointment of Proxy

64.	A letter of appointment of a proxy or power of attorney or other similar certificate pursuant to which an appointee is acting shall be in writing signed by the appointor, and the signature of the appointor shall be confirmed by an advocate or public notary or in any other manner acceptable to the Board, and such instrument or a copy thereof confirmed as aforesaid shall be deposited in the Office or in such other place in Israel or abroad as the Board shall direct from time to time generally or with respect to a particular case, no later than twenty-four (24) hours prior to the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote; otherwise that person shall not be entitled to vote that share. Where an appointment is made for a limited period, the instrument shall be valid for the period contained therein. A facsimile transmission of the letter of appointment or power of attorney or other certificate shall be sufficient for the purpose of the meeting for which it is intended.

65.	An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form acceptable to the Board that the circumstances shall permit:

Form of Proxy

I, ________, of ____________, a holder of Ordinary Shares of REE Automotive Ltd. and entitled to ___ votes, hereby appoint _____________, of ___________, or in his/her place ____________, of ___________, to vote in my name and in my place at the General Meeting (Annual General Meeting, Extraordinary General Meeting, as the case may be) and/or Class Meeting of the Company to be held on the _ day of ___20__ and at any adjournment thereof.

In Witness Whereof, I have hereby affixed my signature the __ day of _____ 20__.

_________________

Appointer’s Signature

I hereby confirm that the foregoing

instrument was signed by the appointor _______________________________

(Name, profession and address)

Shareholders Resolutions In Writing

66.	A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at a General or Class Meeting or to which all such shareholders have given their written consent (by letter, facsimile or electronic mail) shall be deemed to have been unanimously adopted by a General or Class Meeting duly convened and held, as applicable. This Article shall not be construed as requiring that persons signing a resolution under this Article sign the same document containing the resolution and any such resolution may be signed in one or more counterparts.

Required Consents

67.	Until the consummation of an IPO, the following actions shall require consent of the holders of at least sixty six percent (66%) of the Preferred Shares: (a) any material change in the activities or field of business of the Company and its Subsidiaries; (b) a voluntary dissolution, liquidation or other winding up of the Company and/or its Subsidiaries or the cessation of all or a substantial part of the business of the Company or its Subsidiaries; (c) a Deemed Liquidation of the Company and/or its Subsidiaries; (d) the appointment or removal of the CEO or CTO; and (e) the effecting of an IPO that is not a Qualified IPO or the listing of any shares of the Company on any securities exchange or market other than in connection with a QIPO.

68.	In addition, until the consummation of an IPO, any action that would cause or result in any of the following shall require the consent of the holders of a majority of then outstanding Preferred D Shares: (a) amendment of the rights or privileges of the Preferred D Shares but not the rights and privileges of other classes of Preferred Shares; (b) any amendment, circumvention, change or waiver of the anti-dilution protection of the Preferred D Shares, including, without limitation, any change to the Original Issue Price and/or Conversion Rate of the Preferred D Shares; and (c) the forced conversion of the Preferred D Shares except as set forth in Section 14.2 (Automatic Conversion).

The Board of Directors

69.	Until the IPO, the Board shall consist of up to five (5) directors as follows:

(a)	Two directors who shall be an experts in the Company’s industry to be nominated by the other existing members of the Board (the “Industry Experts”), who shall initially be Hari Nair and Ari Raved;

(b)	One director who shall be experts in the field of finance and finance related services to be nominated by the other existing members of the Board (the “Finance Expert”) who shall initially be Arie Yehuda Shteinberg; and

(c)	One (1) director shall be appointed, dismissed and replaced by the Founders (the “Founders’ Director”), by way of a written notice to the Company;

(d)	One (1) director shall be the Company’s CEO (initially, Mr. Daniel Barel), ex officio.

(e)	Except for the Founders’ Director, the replacement of a director and/or the termination of a director’s office, shall be subject to either (i) a majority vote of the Board (excluding the director whose replacement or termination is being brought to a vote), or (ii) the consent of at least two Board members and a majority vote of the Company’s Advisory Board (if exists).

(f)	Without prejudice to subsection (e) above, the Industry Experts and the Finance Expert shall serve for a fixed term of three (3) years after which they shall be replaced. The selection of their replacement shall be effected by a majority vote of the other directors then in office.

70.	RESERVED.

71.	RESERVED.

72.	Subject to the provisions of Section 112(a) of the Companies Law, the Board may delegate any of its powers to committees. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed upon it by the Board and shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Board.

73.	RESERVED.

74.	A person who has ceased to be a Director shall be eligible for re-appointment.

75.	(a) The Directors shall be appointed or elected as set forth in Article 69 above and shall be removed and vacancies filled by the vote of those entitled to appoint or elect, as specified in Article 69 above

(b)	If the office of any Director is vacated, the other Directors may act in every way and manner so long as their number does not fall below the quorum for a Board meeting. If, pursuant to the provisions herein and in the Companies Law concerning the quorum at Board meetings, the number of Directors falls below such quorum, the Directors shall be prohibited from acting except to fill the vacant places in the Board pursuant to Sub-Article 69(e) above or to convene a General Meeting of the Company.

Alternate Director

76.	(a) Any Director may, by a written notice to the Company, appoint any person to serve as a substitute director (the “Alternate Director”) provided that the Alternate Director is qualified pursuant to the Companies Law, to be appointed as a director. A person who already serves on the Board as a Director or an Alternate Director may be appointed as an Alternate Director.

(b)	An Alternate Director shall have, subject to the provisions of the instrument by which he/she was appointed, all the powers and authorities of the director for whom he/she is serving as director, provided, however, that he/she may not in turn appoint an Alternate Director for him/herself, and shall have no standing at any meeting of the Board or any committee thereof while the director who appointed him/her is present.

(c)	The provisions of these Articles with respect to the appointment of a director shall apply with respect to an appointment of an Alternate Director.

(d)	The office of an Alternate Director shall be automatically vacated if his/her appointment is terminated by the Director and/or shareholder who appointed him/her in accordance with these Articles, or upon the occurrence of one of the events described in paragraphs (i), (ii), (iii) or (v) of Article 77 below, if the office of the Director for whom he/she serves as an Alternate Director shall be vacated for any reason whatsoever.

(e)	An Alternate Director may participate in and vote at a meeting of the Board only if the Director appointing such Alternate Director is absent from such meeting.

77.	Subject to the provisions of these Articles and of the Companies Law, the tenure of office of a Director shall automatically be terminated upon the occurrence of any of the following events:

(i)	if he/she was declared bankrupt, or, if the Director is a corporate body – if it has voluntarily decided to wind itself up, or if a liquidation order has been issued against it;

(ii)	if he/she is declared mentally incompetent;

(iii)	if he/she has resigned by an instrument in writing delivered to the Company;

(iv)	if his/her successor is appointed or his/her appointment is terminated pursuant to Article 75 above;

(v)	upon his/her death;

(vi)	upon the liquidation of the Company.

78.	A Director shall not be required to hold any qualifying shares.

79.	Conflict of Interest. A Director shall not be prohibited from fulfilling his/her rights and duties under these Articles or from entering into contracts with the Company whether as a seller, buyer or otherwise, and no such contract or arrangement which shall be made on behalf of the Company or in its name wherein the Director is or will be an interested party, either directly or indirectly, shall be void solely by reason of such Director’s interest therein; provided, however, that:

(a)	any transaction between a Director and the Company must be approved in accordance with the provisions of Sections 268 through 284 of the Companies Law;

(b)	under certain circumstances, all as described in Section 278 of the Companies Law, the interested director may not participate or vote at the Board meeting at which approval is sought; and

(c)	the interested Director must disclose all information as required under Section 269 of the Companies Law in connection with the substance of his interest in the transaction for which approval is sought, and must further disclose any material facts and documents relating thereto, all as set forth in the Companies Law.

The provisions of this Article 79 shall also apply to an Alternate Director.

80.	Subject to any restrictions in the Companies Law, a Director may hold another paid position or function (except an auditor) in the Company or in any other company or entity in which the Company is a shareholder or in which it has some other interest, together with his/her position as a Director, upon such terms with respect to salary and other matters as may be resolved by the Board and approved by the General Meeting, to the extent such approval is required under the Companies Law.

81.	Remuneration of Directors. Subject to the provisions of these Articles, a Director shall not receive a salary from the funds of the Company for his/her service as a Director, unless the General Meeting has so decided, and then in such amounts and under such terms as the General Meeting shall approve. If a Director is required to perform additional services for the Company, other than his/her regular duties as a director, the Board may decide, upon obtaining the necessary approvals and recommendations stipulated by the Companies Law, to pay him/her a special wage in addition to his/her regular salary, and the Board shall further determine the form and manner of such payment.

Proceedings of the Board of Directors

82.	(a) The Directors may meet in order to transact business, to adjourn their meetings or to organize themselves otherwise as they shall deem fit.

(b)	A meeting of the Board at which a quorum is present may exercise all the authorities, powers and discretion vested in or exercisable by the Board under these Articles or under the Companies Law.

83.	The quorum necessary for the transaction of the business by the Board shall be the majority of the Directors (present in person or represented by an Alternate Director). If within one (1) hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day, in the next week at the same place and time, or any other day, hour or place as the Chairman may determine, provided that not less than three (3) business days’ written notice shall have been provided to each of the Directors. At the adjourned meeting, a quorum shall be constituted if at least three (3) of the Directors are present in person or represented by an Alternate Director. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

84.	The Board shall convene at least once every calendar quarter.

85.	(a) The directors shall elect on director to serve as chairman of the Board. The Chairman shall preside at Board meetings. However, if no Chairman is so designated, or if he/she is not present at any meeting, the Board may choose another Director to serve as Chairman of that meeting. If the Chairman is no longer a Director, the appointment as Chairman shall automatically cease.

(b)	The chairman shall have no rights or privileges other than those granted to him/her as a director and shall not have an additional or casting vote.

86.	Subject to any contrary resolution of the Board, a Director may at any time call a Board meeting, and the Chairman of the Board of Directors shall be required on the request of such Director to convene a Board meeting.

87.	(a) Any notice of a Board meeting shall be given to all Directors and observers in writing and may be sent by electronic mail or facsimile, provided that the notice is given five (5) days before the time appointed for the meeting, unless all Directors and observers, having received a shorter notice, agree to such shorter notice or waive prior notice altogether. Such notice shall include items and subjects on the agenda in reasonable detail. Except with respect to an adjournment specified in Article 83 above and without derogating from Article 83 above, notice for adjourned meetings shall be three (3) days and written, unless all the members of the Board at that time agree to a shorter notice or waive notice altogether.

(b)	Unless otherwise provided by these Articles, all acts and determinations of the Board shall be determined by a simple majority of those attending.

(c)	Directors and observers may participate in a Board or committee meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting. Each Director and observer of the Company shall have the right to join in any Board Meeting telephonically or by other sufficient communications equipment.

88.	(a) A resolution in writing signed by all the Directors or members of a committee or to which all such members have given their written consent (by letter, facsimile or electronic mail) shall be deemed to have been unanimously adopted by a meeting of the Board or any committee thereof, duly convened and held.

(b)	In place of a Director, any resolution may be signed and delivered by his/her Alternate Director.

(c)	This Article shall not be construed as requiring that persons signing a resolution under this Article 88 sign the same document containing the resolution and any such resolution may be signed in one or more counterparts.

Delegation of Power of Board

89.	For delegation of powers of the Board, see Article 72 above.

90.	Subject to the Companies Law, all actions performed in a bona fide fashion by the Board or by any committee thereof, or by any person acting as a Director or as an Alternate Director, shall be as valid, even if at a later date a defect shall be discovered in the appointment of such Director or such person acting as aforesaid, or that all or some of them were unfit, as if each and every one of those persons shall have been duly appointed and fit to serve as a Director or Alternate Director, as the case may be.

Powers of the Board of Directors

91.	The management of the business of the Company shall be vested in the Board. The Board shall be entitled to exercise all the powers and authorities that the Company has and to perform in its name all the acts that it is entitled to do according to these Articles and/or any applicable law, except for those powers that pursuant to the Companies Law or these Articles are expressly vested in the General Meeting(s). No resolution adopted by the General Meeting shall affect the legality of any prior act of the Board or any Director that would have been legal and valid, but for such resolution.

Local Management

92.	The Board may, from time to time, provide for the management and transaction of the Company’s affairs in any specified locality, whether in Israel or abroad, in such manner as it deems fit, and the provisions of Article 93 below shall be without prejudice to the general powers conferred by this Article on the Board.

93.	The Board may, from time to time and at any time, establish any local board or agency for managing any of the Company’s affairs in any such specified locality, and may appoint any person to be a member of such local board, or any manger or agent, and may fix their remuneration. The Board may, from time to time and at any time, delegate to any person so appointed any of the powers, authorities and discretion for the time being of any such local board to continue in his office notwithstanding any vacancy which may occur, and any such appointment or delegation may be made on such terms and subject to such conditions as the Board may deem fit, and the Board may, at any time remove any person so appointed and may annul or vary the terms of any such delegation.

President and/or CEO and/or General Manager

94.	Subject to the requirements of the Companies Law and of these Articles:

(a)	Subject to the approval of shareholders holding at least 80% of the Company’s issued and outstanding share capital (on an as converted basis) (the “CEO Majority”), the Board may, from time to time, (i) appoint one (1) or more persons, whether or not he/she is a Director, to serve as the President and/or CEO and/or General Manager and/or Managing Director of the Company (each an “Executive” and collectively the “Executives”), either for a fixed period of time or without limiting the time that each such Executive will stay in office, and may from time to time (subject to any provisions of any contract between such Executive(s) and the Company), and (ii) dismiss such Executive(s) from their office and appoint another or others in his/her or their place. Any amendment, repeal or other modification of this Article 94(a) shall require the prior written approval of the CEO Majority.

(b)	The Board may from time to time grant and bestow upon the Executive(s) those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may (i) grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall determine; (ii) grant such authorities, whether or not overlapping with the Board’s authorities in such area; and (iii) from time to time revoke, repeal, or modify any one or all of those authorities.

(c)	Subject further to obtaining any approvals as required by the Companies Law, the Board may from time to time determine the Executive’s remuneration and its form and manner of payment.

Minutes

95.	(a) The Board shall cause minutes to be taken of all General Meetings, of the appointments of officials of the Company, of Board meetings and of committee meetings that shall include the following items, if applicable:

(1)	the names of the Directors, other members or the shareholders present, as applicable;

(2)	the matters discussed at the meeting;

(3)	the results of the vote;

(4)	resolutions adopted at the meeting;

(5)	directives given by the meeting to the committees.

(6)	if requested, any reservation of a shareholder or Director with regard to a matter discussed or resolution passed.

(b)	The minutes of any meeting shall serve as prima facie proof as to the facts in the minutes if the minutes are reviewed and approved at the next succeeding meeting and are signed by the chairman of that next succeeding meeting.

Branch Registers

96.	The Company may, subject to and in accordance with the provisions of the Companies Law and these Articles, keep in every other country where those provisions shall apply, branch register(s) of shareholders living in that other country as aforesaid, and exercise any other powers referred to in the Companies Law with respect to such branch registers.

Stamp and Signatory Rights

97.	The Company shall have at least one (1) rubber stamp. The Board shall ensure that such stamp is kept in a safe place.

98.	The Board may designate and authorize (and revoke such authorization) any person(s) (even if they are not Directors) to act and to sign in the name of the Company, and the acts and signatures of such person(s) shall bind the Company, insofar as such person(s) have acted and signed within the limits of their aforesaid authority.

99.	The Company may exercise the powers conferred by Article 96 above with respect to keeping a rubber stamp for use abroad, and such powers shall be vested in the Board.

100.	The printing of the name of the Company by a typewriter or by hand next to the signatures of the authorized signatories of the Company, pursuant to Article 98 above, shall be valid as if the rubber stamp of the Company was affixed.

The Secretary, Officers, and Attorneys

101.	(a) The Board may, from time to time, appoint a secretary of the Company upon such conditions that it deems fit. The Board may also, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his/her appointment, and set the compensation for such persons.

(b)	The Board may, from time to time, appoint to the Company, officers, employees, agents and consultants to, permanent, temporary or special positions, as it shall, from time to time, deem fit and determine the powers an duties and set the compensation for such persons.

102.	Subject to the provisions of the Companies Law, the Board may, from time to time and at any time, authorize any company, firm, person or group of people, whether such authorization is made by the Board directly or indirectly, to be the attorneys of the Company for those purposes and with those powers, authorities and discretion that shall not exceed those conferred upon the Board or that the Board can exercise pursuant to these Articles and the Companies Law. Any such appointment shall be for such period of time and upon such conditions as the Board may deem proper, and every such authorization may contain such directives as the Board deems proper.

Dividends and Reserve Fund

103.	Reserved.

104.	(a) The profits of the Company shall be distributed to the shareholders of the Company according to the proportion of the nominal value paid up on account of the shares held by such shareholder at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value. The actual distribution, setting aside or declaration of dividend shall be made by a resolution of the Board and approved by the General Meeting.

(b)	Subject to these Articles, the Board may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as may be determined by the Board. In every such case, subject to the provisions of sub-Article 104(a) above, the dividend shall be paid in respect of such a share in accordance with such a condition.

105.	At the time of declaration of a dividend, the Company may decide that such a dividend shall be paid in part or in whole, by way of distribution of certain properties, especially by way of distribution of fully paid up shares or debentures or debenture stock of the Company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other company or in one or more of the aforesaid ways. For purposes of any such distribution, the outstanding Preferred Shares shall be deemed to have been converted into Ordinary Shares in accordance with the then applicable Conversion Rate of each class of Preferred Shares, as of the record date designated by the Company, for the purpose of determining entitlement to participate in such distribution.

106.	The Board may, from time to time, pay to the shareholders on account of a forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company, subject to and in accordance with the provisions of Sections 301 through 307 of the Companies Law.

107.	The Board may place or impose a lien on any dividend on which the Company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

108.	A transfer of shares shall not transfer the right to a dividend that has been declared after the transfer but before the registration of the transfer. The person registered in the Shareholders Register as a shareholder on the record date appointed by the Company for that purpose shall be the one entitled to receive a dividend.

109.	Upon the recommendation of the Board, the General Meeting may declare a dividend to be paid to the shareholders entitled to dividends pursuant to these Articles according to their rights and benefits in the profits and to determine the time of such payment. A dividend in excess of that proposed by the Board shall not be declared. However, the General Meeting may declare a smaller dividend or that no dividend shall be paid.

110.	A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the shareholders registered in the Shareholders Register, in the manner provided for in these Articles.

111.	If no other provision is given, the dividend may be paid by check or payment order to be mailed to the registered address of a shareholder or person entitled thereto in the Shareholders Register or, in the case of registered joint owners, to the addresses of one (1) of the joint owners as registered in the Shareholders Register. Every such check shall be made out to the person it is sent to. The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

112.	Subject to the provisions of the Companies Law relating to the distribution of dividends:

(a)	In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially with respect to the settlement of fractional shares and the determination of the market value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the shareholder on the basis of the value determined for that purpose, or that fractions of less than one New Israeli Shekel shall not be taken into account for the purpose of coordinating the rights of all the parties. The Board shall be permitted, in this regard, to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the Board shall deem beneficial. Wherever required by the Companies Law, an agreement shall be submitted to the Israeli Registrar of Companies, and the Board may appoint a person to execute such an agreement in the name of the persons entitled to a dividend, property, fully paid up shares or debentures as aforesaid, and such an appointment shall be valid.

(b)	The Company shall not be obligated to pay interest on a dividend.

(c)	The Board may, with respect to all dividends not collected within one year after their declaration, invest or use them in another way for the benefit of the Company, until they shall be demanded. The Company shall not pay interest for dividends or interest not collected.

Books of Account, Accounts and Audit

113.	The Board shall cause correct and accurate accounts to be kept in accordance with the provisions of the Companies Law or any other applicable law, including accounts:

(a)	of the assets and liabilities of the Company;

(b)	of any amount of money received or expended by the Company and the matters for which such amount is expended or received; and

(c)	of all purchases and sales made by the Company.

The account books shall be kept in the Office or at such other place as the Board may deem fit. Such books shall also be open for inspection by the Board.

114.	The Board shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open for inspection by the shareholders; and no shareholder, unless such shareholder is also a Director, shall have any right of inspecting any account book or document of the Company, except as conferred by law or authorized by the Board or by the Company in a General Meeting. The aforesaid shall in no way derogate from the information and inspection rights granted by the Company under any agreement of the Company with any shareholder or prospective shareholder of the Company, and any such agreement shall constitute authorization of the Board and the General Meeting of such information and/or inspection rights granted thereunder.

115.	The Company shall prepare annual financial reports that shall include a balance sheet, a profit and loss account and cash flow statement for the period after the preceding financial year.

116.	Auditors shall be appointed and their function shall be set out in accordance with the Companies Law or any other applicable law.

Notices

117.	A notice or any other document may be served by the Company upon any shareholder either personally or by sending it by first class mail, facsimile or electronic mail, addressed to such shareholder at its address, wherever situated, as appearing in the Shareholders Register.

118.	All notices directed to be given to the shareholders shall, with respect to any shares to which persons are jointly entitled, be given to one of the joint holders, and any notice so given shall be sufficient notice to the holders of such share.

119.	Any shareholder registered in the Shareholders Register who shall, from time to time, furnish the Company with an address at which notices may be served, shall be entitled to receive all notices that such shareholder is entitled to receive according to these Articles at such address.

120.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it by first class mail, postage prepaid, by facsimile or electronic mail, addressed to them by name, at the address, if any, in Israel furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

121.	Any notice or other document if: (a) served or sent by post shall be deemed to have been served or delivered ten (10) days after the time when the letter was deposited in the Israeli mail, postage prepaid for first class mail or airmail, as applicable, and addressed to each holder of record at its address appearing in the Shareholders Register; or (b) sent via facsimile or electronic mail - shall be deemed to have been served or delivered on the first business day following the date that the electronic mail or facsimile was sent and addressed to each holder of record at its address appearing in the Shareholders Register, provided that if, in the case of notice via electronic mail, no written or electronic mail confirmation is delivered by the recipient of such notice to the sender thereof within 24 hours following the delivery of such notice, such notice shall be resent via facsimile and shall be deemed to have been served or delivered on the first business day following the date that such notice was resent via facsimile. Without derogating from the special requirements regarding confirmation of receipt of facsimile notices detailed above, in proving such service it shall be sufficient to prove that the letter, facsimile or electronic mail containing the notice was properly addressed and delivered at the post office or sent by facsimile or electronic mail.

122.	(a) In any case where it is necessary to give prior notice of a certain number of days or a notice valid for a certain period, the date of delivery shall be taken into account in the number of days or period.

(b)	In addition to furnishing a notice pursuant to the above Article 107, and without derogating from such obligation, the Company may furnish a notice to the shareholders entitled to receive notice, or to part of them, by publication of a notice in a newspaper distributed in the area wherein the Office is located, or any other place, in Israel or abroad, as the Board shall determine from time to time.

Exemption, Insurance and Indemnity

123.	Indemnification. Subject to the provisions of the law, the Company may indemnify its Office Holders (as such term is defined in the Companies Law) with respect to any of the following:

(1)	a monetary liability imposed on him/her in favor of a third party in any judgment, including any settlement confirmed as judgment and an arbitrator’s award which has been confirmed by the court, in respect of an act performed by the office holder by virtue of the office holder being an office holder of the Company; provided, however, that: (a) any indemnification undertaking with respect to the foregoing shall be limited (i) to events which, in the opinion of the Board, are foreseeable in light of the Company’s actual operations at the time of the granting of the indemnification undertaking and (ii) to an amount or by criteria determined by the Board to be reasonable in the given circumstances; and (b) the events that in the opinion of the board are foreseeable in light of the Company’s actual operations at the time of the granting of the indemnification undertaking are listed in the indemnification undertaking together with the amount or criteria determined by the Board to be reasonable in the given circumstances;

(2)	reasonable litigation expenses, including legal fees, paid for by the office holder, in an investigation or proceeding conducted against such office holder by an agency authorized to conduct such investigation or proceeding, and which investigation or proceeding (i) concluded without the filing of an indictment against such office holder and without there having been a financial obligation imposed against such office holder in lieu of a criminal proceeding, or (ii) concluded without the filing of an indictment against such office holder but with there having been a financial obligation imposed against such office holder in lieu of a criminal proceeding for an offense that does not require proof of criminal intent; all in respect of an act performed by the office holder by virtue of the office holder being an office holder of the company; or

(3)	reasonable litigation expenses, including legal fees, paid for by the office holder, or which the office holder is obligated to pay under a court order, in a proceeding brought against the office holder by the Company, or on its behalf, or by a third party, or in a criminal proceeding in which the office holder is found innocent, or in a criminal proceeding in which the office holder was convicted of an offense that does not require proof of criminal intent, or with respect to monetary sanctions, all in respect of an act performed by the office holder by virtue of the office holder being an office holder of the Company.

(4)	For purposes of Article 123(2) above:

(i)	the “conclusion of a proceeding without the filing of an indictment” regarding a matter in which a criminal proceeding was initiated, means the closing of a file pursuant to Section 62 of the Criminal Procedure Law [Consolidated Version], 5742-1982 (the “Criminal Procedure Law”) or a stay of process by the Attorney General pursuant to Section 231 of the Criminal Procedure Law; and

(ii)	a “financial obligation imposed in lieu of a criminal proceeding” means a financial obligation imposed by law as an alternative to a criminal proceeding, including an administrative fine pursuant to the Administrative Offenses Law, 5746-1982, a fine for committing an offense categorized as a finable offense pursuant to the provisions of the Criminal Procedure Law or a penalty.

(5)	The Company may undertake to indemnify an Office Holder as aforesaid: (i) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board as reasonable under the circumstances, and (ii) retroactively.

124.	Insurance. Subject to the provisions of any law, the Company may procure, for the benefit of any of its Office Holders, office holders’ liability insurance with respect to any of the following:

(1)	a breach of the duty of care owed to the Company or any other person;

(2)	a breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not injure the Company; or

(3)	a monetary liability imposed on an Office Holder in favor of a third party, in respect of an act performed by the Office Holder by virtue of the Office Holder being an Office Holder of the Company.

125.	Exemption. Subject to the provisions of any law, the Company may exempt in advance, by a board resolution, Office Holders from all or part of their responsibilities for damages due to their violation of their duty of care to the Company. Notwithstanding the foregoing, the Company may not exempt Office Holders in advance from their responsibilities for damages due to their violation of their duty of care to the Company with respect to distributions.

126.	Non Office Holders. The provisions of Articles 123, 124 and 125 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Board.

Reorganization of the Company

127.

(a)	At the time of a sale of the Company’s material assets the Board may, or at the time of liquidation the liquidators may, if authorized by an Ordinary Resolution, receive shares paid in full or in part, debentures or other securities of any other company, whether already existing at that time or whether about to be established for the purpose of acquiring the property of the Company, or a part thereof;

(b)	The Board (if the profits of the Company so permit) or the liquidators (at the time of liquidation) may distribute among the shareholders the shares or aforesaid securities or any other property of the Company without realizing them, or deposit them with trustees for the shareholders.

Contributions by the Company

128.	The Company may make contributions of reasonable sums and/or issue securities of the Company representing up to one percent (1%) of its issued and outstanding share capital to worthy purposes, even if such contributions are not made on the basis of business considerations.

Excluded Opportunities

129.	The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of Excellence or any affiliate, partner, member, director, observer, shareholder, employee, agent or other related person of any of Excellence (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director or observer of the Company. This Article 129 shall not be amended without the prior written consent of Excellence.

Information Rights

130.	Until the consummation of an IPO and for as long as it holds at least 5% of the Company’s issued and outstanding share capital, Excellence and Meitav Dash shall each have the right subject to the execution of standard confidentiality undertakings towards the Company if requested by the Company, to receive all materials provided to the Board from time to time (unless a confidentially undertaking with respect to such materials which has been disclosed to the Company by a third party precludes the Company from disclosing such material to Excellence or Meitav Dash, as applicable) and concurrently to providing such to the Board (provided however, that the Board shall have the right to withhold any information upon a conflict of interests between the Company and Excellence or Meitav Dash, as applicable (such determination in the case of this clause to be based on the advice of counsel to the Company)), which information, to the extent disclosed to Excellence or Meitav Dash, as applicable, shall be subject to confidentiality obligations as set forth in that certain Series B Preferred Share Purchase Agreement, dated January 12, 2017 (which shall apply to such information, mutatis mutandis). This Article 130 shall not be amended without the prior written consent of Excellence and Meitav Dash.

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